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EXHIBIT 23 - CONSENT OF INDEPENDENT ACCOUNTANTS




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-17725, No. 333-05125, No. 33-69782, No.
33-44481 and No. 33-33535) of MICROS Systems, Inc. of our report dated September 3, 1997, appearing on page 26 of this Form 10-K.




PRICE WATERHOUSE LLP
Linthicum, Maryland
September 29, 1997